Exhibit 99.1

Anchor BanCorp Receives Court Approval for “Pre-packaged” Chapter 11 Reorganization

As Previously Announced, Anchorbank, fsb Operations Continue As Usual

MADISON, Wis., August 30, 2013 — Anchor BanCorp Wisconsin Inc. (“Anchor BanCorp” or the “Holding Company”) today announced that the Holding Company has received court approval of its recently announced plan of reorganization.

U.S. Bankruptcy Court Judge Robert Martin approved the plan at a hearing this morning.

“This was an important step for AnchorBank to move forward with its recapitalization effort,” said Chris Bauer, AnchorBank President & CEO.  “We still have work to do, but we are pleased to have this milestone behind us.”

On August 13, Anchor BanCorp announced that the Holding Company had entered into definitive stock purchase agreements with a number of institutional and other private investors as part of a $175 million recapitalization of the institution.

At the same time, in order to facilitate the recapitalization, the Holding Company announced that it has filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Wisconsin to implement a “pre-packaged” plan of reorganization to restructure the Holding Company and recapitalize its wholly-owned subsidiary, AnchorBank, fsb (“AnchorBank” or the “Bank”).

Consummation of the foregoing reorganization and recapitalization remains subject to certain conditions, including receipt of all required regulatory approvals and closing of the capital raise, plus satisfaction of the conditions contained in the subscription agreements for the new common equity.

“It is important for our customers, employees and the community to remember that AnchorBank, which operates separately from the Holding Company, is not a part of the Chapter 11 process. The Chapter 11 filing includes only the Holding Company and does not affect AnchorBank, its people, or its services,” said Chris Bauer, AnchorBank President & CEO. “It continues to be business as usual at the Bank, and we are thankful for the opportunity to continue serving our customers.”

The securities to be issued in the recapitalization transaction will not be registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be transferred, sold or otherwise disposed of except while a registration statement relating thereto is in effect under such Act and applicable state securities laws or pursuant to an exemption from registration under such Act or such laws. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Anchor BanCorp Wisconsin Inc.

AnchorBank, fsb , the wholly owned subsidiary, has 55 offices. All are located in Wisconsin.

Forward-Looking Statements

This news release contains certain forward-looking statements, as that term is defined in the U.S. federal securities laws. In the normal course of business, we, in an effort to help keep our shareholders and the public informed about our operations, may from time to time issue or make certain statements, either in writing or orally, that are or contain forward-looking statements. Generally, these statements relate to business plans or strategies, projections involving anticipated revenues, earnings, liquidity, capital levels, profitability or other aspects of operating results or other future developments in our affairs or the industry in which we conduct business. Although we believe that the anticipated results or other expectations reflected in our forward-looking statements are based on reasonable assumptions, we can give no assurance that those results or expectations will be attained. You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update them in light of new information or future events, except to the extent required by federal securities laws.

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